Exhibit 1.1

Execution Version

CONSTRUCTION PARTNERS, INC.

(a Delaware corporation)

2,000,000 Shares of Class A Common Stock, Par Value $0.001

UNDERWRITING AGREEMENT

Dated: March 18, 2021

CONSTRUCTION PARTNERS, INC.

(a Delaware corporation)

2,000,000 Shares of Class A Common Stock, Par Value $0.001

UNDERWRITING AGREEMENT

March 18, 2021

Robert W. Baird & Co. Incorporated

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The selling shareholders listed on Schedule B hereto (the “Selling Shareholders”) of Construction Partners, Inc., a Delaware corporation (the “Company”), confirm their respective agreements with Robert W. Baird & Co. Incorporated (“Baird”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Baird is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock” and, together with the Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”), the “Common Stock”) set forth in Schedules A and B hereto, such shares amounting to 2,000,000 shares of Class A Common Stock, and (ii) the grant by certain of the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of Class A Common Stock. The aforesaid 2,000,000 shares of Class A Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 300,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”, and the rules and regulations promulgated thereunder, the “1933 Act Regulations”) on Form S-3 (File No. 333-254441) covering the public offering and sale of certain securities, including the Securities, which shelf registration statement and any post-effective amendment thereto became effective on filing. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration

Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)” and such registration statement, the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:15 p.m., New York City time, on March 18, 2021 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the 1933 Act)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)    The Registration Statement is an “automatic shelf registration statement” and the Securities have been and remain eligible for registration on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(ii)     Any preliminary prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the 1933 Act, when so filed, complied in all material respects with the 1933 Act (including, without limitation, Rules 424, 430A and 430C thereunder, as applicable).

(iii)    (A) The Registration Statement, when it became effective and at the time of the execution hereof, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act, (C) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, (D) at no time during the period that begins on the date of any preliminary prospectus and ends immediately prior to the execution hereof did any preliminary prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) the preliminary prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the 1933 Act (including, without limitation, the requirements of Section 10 thereof), (F) the General Disclosure Package does not, and at the Applicable Time, at the Closing Time and at any Date of Delivery, if any, the General Disclosure Package, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (G) no Issuer General Use Free Writing Prospectus conflicts with the information contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus and was accompanied or preceded by the then-most recent preliminary prospectus, to the extent required by Rule 433 under the 1933 Act, (H) each road show, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (I) each Written Testing-the-Waters Communication, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (J) the Prospectus, at the date it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, at the Closing Time and at any Date of Delivery, if any, will comply in all material respects with the 1933 Act (including, without limitation, Section 10(a) thereof) and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(iii) do not apply to statements or omissions in the Registration Statement, the General Disclosure Package, any preliminary prospectus, any Issuer General Use Free Writing Prospectus, any road show, any Written Testing-the-Waters Communication or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, based upon information relating to or furnished by any Underwriter that is furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being agreed that the only such information furnished by the Underwriters through the Representative to the Company expressly for use therein are the statements contained in the fifth and twelfth through seventeenth paragraphs under the caption “Underwriting” in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iv)    Prior to the execution hereof, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the 1933 Act) or used any prospectus in connection with the offer or sale of the Securities, in each case other than the then most recent preliminary prospectus, the Issuer General Use Free Writing Prospectuses and/or any Testing-the-Waters Communication. The Company has not, directly or indirectly, prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any free writing prospectuses without the prior written consent of the Representative, other than the Issuer General Use Free Writing Prospectuses, any Testing-the-Waters Communication and any road shows furnished or presented to the Representative before first use. Each Issuer General Use Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the 1933 Act. Assuming that each Issuer General Use Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Issuer General Use Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by any Underwriter, of any Issuer General Use Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 under the 1933 Act. The conditions set forth in Rule 433(b)(2) under the 1933 Act are satisfied, and the Registration Statement relating to the offering of the Securities, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or 431 under the 1933 Act, satisfies the requirements of Section 10 of the 1933 Act, including a price range where required. Neither the Company nor any Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the 1933 Act, from using, in connection with the offering of the Securities, free writing prospectuses pursuant to Rules 164 and 433 under the 1933 Act. Each

Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, or that was prepared by or on behalf of or used or referred to by the Company, complies or will comply in all material respects with the requirements of the 1933 Act. In the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the 1933 Act.

(v)    The Company was not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) at the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities.

(vi)    (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act).

(vii)    From the time of the initial filing of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(viii)    The Company has not (i) alone engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representative to engage in any Testing-the-Waters Communication. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication. At the Applicable Time, each Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Written Testing-the-Waters Communication, if any, as of the date hereof, conflicts with the information contained in the Registration Statement, any preliminary prospectus and the Prospectus.

(ix)    The Securities are approved for listing on The Nasdaq Stock Market LLC (the “Exchange”).

(x)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention or interference described in the foregoing clauses (i) and (ii), a “Material Adverse Effect”).

(xi)    Each subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of its jurisdiction of formation, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued equity securities of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, security interests, equities or claims, except such that arise or may arise under the Company’s revolving credit facility and term loan or as otherwise disclosed in the Registration Statement, General Disclosure Package or Prospectus. Other than as disclosed in the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xii)    This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)    The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the financial statements included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv)    [RESERVED].

(xv)    Upon payment of the purchase price and delivery by the Selling Stockholders of the Securities in accordance herewith, the Underwriters will receive good, valid and marketable title to the Securities, free and clear of all liens, charges, security interests, encumbrances or claims.

(xvi)    Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under: (i) any statute, law, rule, regulation, judgment, order or decree of any federal, state, local, municipal, foreign or other administrative, regulatory, governmental or quasi-governmental authority (each, a “Governmental Authority”), (ii) the articles or certificate of incorporation or bylaws (or charter and other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company, any of its subsidiaries or any of its or their respective assets is subject or bound, except, in the case of the foregoing clauses (i) and (iii), for any such conflict, contravention, breach, violation, imposition of any lien, charge or encumbrance or default that would not reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice, lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Company’s security holders, is required in connection with the issuance or sale of the Securities or the consummation of the transactions contemplated hereby, other than (i) such as have been, or prior to the Closing Time will be, obtained or made, (ii) the registration of the Securities under the 1933 Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the 1933 Act), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iv) such approvals as have been or, as of the Closing Time, will be obtained in connection with the listing of the Securities on the Exchange or (v) the approval by FINRA of the underwriting terms and arrangements.

(xviii)    There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company, any of its subsidiaries or any of its or their respective directors or officers is or would be a party or of which any of its or their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such Actions that are accurately described in the Registration Statement, the General Disclosure Package and the Prospectus or such Actions that, if resolved adversely to the Company or any of its subsidiaries or any of its or their respective directors or officers, would not have, individually or in the aggregate, a Material Adverse Effect.

(xix)    The Company and its subsidiaries are not and, immediately after giving effect to the offering of the Securities, will not be required to register as an “investment company” (as defined in the Investment Company Act of 1940, as amended).

(xx)    The Company’s securities are not rated by any “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the 1933 Act).

(xxi)    RSM US LLP, who has certified certain financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the 1933 Act.

(xxii)    The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the 1933 Act and the 1934 Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. All disclosures contained in the General

Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(xxiii)    All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith.

(xxiv)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i)(A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to human health and safety, including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring pursuant to Environmental Laws of actual or suspected Hazardous Substances in the environment, (C) to the Company’s knowledge, neither the Company nor any of its subsidiaries is liable or allegedly liable pursuant to Environmental Laws for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (D) neither the Company nor any of its subsidiaries is subject to any pending, or to the Company’s knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws and (E) the Company and its subsidiaries have received and are in compliance with all permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in the case of each of (A) through (E) above, for any such matter, as would not or could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and (ii) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would or could reasonably be expected to result in a Material Adverse Effect. The term “Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (ii) any other chemical, material, waste or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant under Environmental Laws.

(xxv)    Except as disclosed in the General Disclosure Package and the Prospectus or otherwise expressly waived, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company to (i) file a registration statement under the 1933 Act with respect to any securities of the Company or (ii) include any securities of the Company with the Securities registered pursuant to the Registration Statement.

(xxvi)    In all material respects, the Registration Statement, the General Disclosure Package and the Prospectus describes all contracts and documents which are required by the 1933 Act to be described or incorporated by reference therein or filed as exhibits to the Registration Statement.

(xxvii)    Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid and enforceable claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(xxviii)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has not occurred any Material Adverse Effect or any development involving a prospective Material Adverse Effect, (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, (iii) the Company has not entered into any material transaction, (iv) the Company and its subsidiaries have not sustained any material loss or material business interruption with its or their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (v) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (vi) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries; except in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxix)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of any lien, charge, security interest, encumbrance or claim, in each case except as (i) described in the General Disclosure Package and the Prospectus or (ii) does not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries, in each case as are described in the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxx)    Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names and service names, described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by it that is necessary for the conduct of its respective businesses (collectively, the “Intellectual Property”), except as described in the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no action, suit, proceeding or claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property which would either render any Intellectual Property invalid or would reasonably be expected to result in a Material Adverse Effect, and no facts exist which could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party except any such infringement that does not or could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(xxxi)    No strike, work stoppage, slowdown or other labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, except as described in the General Disclosure Package and the Prospectus or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that has had or would reasonably be expected to have a Material Adverse Effect.

(xxxii)    Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (collectively, “ERISA”), except for such violations as would not reasonably be expected to have a Material Adverse Effect. Each “employee benefit plan” (as defined under ERISA) for which the Company, its subsidiaries or its or their respective ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No Plan is, and none of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has within the past six years sponsored, maintained, participated in, contributed to or had any obligation (contingent or otherwise) with respect to any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code) or (D) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). None of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under Section 412, 4971, 4975 or 4980B of the Code. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred, excluding transactions effected pursuant to a statutory or administrative exemption. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the U.S. Internal Revenue Service as to its qualification, and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification, except where such loss of qualification as would not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(xxxiii)    The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxiv)    The Company and its subsidiaries possess, and are operating in material compliance with, all certificates, approvals, clearances, registrations, exemptions, licenses, authorizations and permits (each, a “Permit”) of the appropriate Governmental Authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xxxv)    Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is subject to any material direct or indirect prohibition on the payment of dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying the Company for any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or to any other subsidiary of the Company.

(xxxvi)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvii)    The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective in performing the functions for which it was established, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting

(xxxviii)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act applicable to the Company designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established.

(xxxix)    Neither the Company nor any of its subsidiaries has sent or received any communication regarding the termination of, or the intention not to renew, any of the contracts or agreements referred to or described or incorporated by reference in the General Disclosure Package or the Prospectus, or filed as an exhibit to, the Registration Statement that are material to the

Company and its subsidiaries, taken as a whole, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(xl)    There are no business relationships or related-party transactions involving the Company, any of its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(xli)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no material lending or other relationship with any Underwriter (or any affiliate thereof).

(xlii)    Except as otherwise disclosed in the General Disclosure Package and the Prospectus, (i) all federal, state, local and non-U.S. tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, (ii) all federal, state, local and non-U.S. taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, and (iii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, any of its subsidiaries or any of its or their respective properties or assets, except, in the case of either (i), (ii) or (iii), would not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xliii)    Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, employees or any agent, affiliate or person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made, offered, promised or authorized any direct or indirect unlawful payments to foreign or domestic government officials or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law in each case.

(xliv)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xlv)    Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers or employees, any agent, affiliate or person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union, Her Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority (collectively, “Sanctions”) or is located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Syria and Crimea). The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of or business with any person, or in any country or territory, that at such time is the subject or the target of Sanctions or in any other manner, in each case, that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as an underwriter, advisor, investor or otherwise), of Sanctions. The Company and its subsidiaries are not knowingly engaged in, and for the past five years have not knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at such time is or was the subject or the target of Sanctions.

(xlvi)    Except as described in the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xlvii)    Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xlviii)    (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal, personally identifiable, sensitive, confidential or regulated data), databases (including databases maintained on behalf of the Company and its subsidiaries), equipment or technology, in each case, used in connection with their businesses (collectively, “IT Systems and Data”), except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (B) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data, including but not limited to controls to mitigate and remediate known events or conditions that could result in a security breach or incident, unauthorized access or disclosure or other compromise to IT Systems and Data, reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to have a Material Adverse Effect.

(b)    Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)    Each Selling Shareholder that is not an individual is validly existing in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to sell the Securities.

(ii)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (as defined in Section 2(d) hereof) and the Custody Agreement (as defined below), and for the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder, have been obtained. Such Selling Shareholder has the necessary power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder.

(iii)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder, and is a valid and binding agreement of such Selling Shareholder, subject to equity.

(iv)    The Custody Agreement between such Selling Shareholder and Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), relating to the deposit of the Securities to be sold by such Selling Shareholder (the “Custody Agreement”), and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, subject to equity.

(v)    Neither the execution and delivery by such Selling Shareholder of, nor the performance by such Selling Shareholder of his, her or its obligations under, this Agreement, the Custody Agreement or the Power of Attorney will conflict with, contravene, result in a breach or violation of, or constitute a default under: (i) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority or court having jurisdiction over such Selling Shareholder, (ii) the articles or certificate of incorporation or bylaws (or charter and other organizational documents) of such Selling Shareholder, if applicable, or (iii) any contract, agreement, obligation, covenant or instrument to which such Selling Shareholder (or any of its assets) is subject or bound, except, in the case of the foregoing clauses (i) and (iii), for any such conflict, contravention, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement, the Custody Agreement or the Power of Attorney.

(vi)    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), is required in connection with the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney, other than (i) such as have been, or prior to the Closing Time will be, obtained or made, (ii) the registration of the Securities under the 1933 Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the 1933 Act), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by such Selling Shareholder, (iv) such approvals as have been or, as of the Closing Time, will be obtained in connection with the listing of the Securities on the Exchange or (v) the approval by FINRA of the underwriting terms and arrangements.

(vii)    Such Selling Shareholder has good and valid title to the Securities to be sold by such Selling Shareholder and, immediately prior to the Closing Time and any Date of Delivery, if any, will have good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, security interests, equities or claims, and when delivered against payment therefor in accordance with the terms hereof, good and valid title to such Securities, free and clear of all liens, encumbrances, security interests, equities or claims, will pass to the Underwriters.

(viii)    Prior to the execution hereof, such Selling Shareholder has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the 1933 Act) or used any prospectus in connection with the offering of the Securities, in each case other than the then most recent preliminary prospectus. Without the consent of the Representative, such Selling Shareholder has not, directly or indirectly, prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any free writing prospectus or Written Testing-the-Waters Communication.

(ix)    [RESERVED].

(x)    Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi)    Except as described in the Registration Statement, General Disclosure Package and the Prospectus or, as applicable, expressly waived prior to the date hereof with respect to the offering of the Securities, such Selling Shareholder does not (i) have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering of the Securities, (ii) have any preemptive rights, co-sale rights, rights of first refusal or other similar rights to purchase any of the Securities that are to be sold by any of the other Selling Shareholders pursuant to this Agreement and (iii) own any warrants, options or similar rights, and does not have any right or arrangement, to acquire any capital stock, rights, warrants, options or other securities from the Company.

(xii)    Such Selling Shareholder is not currently the subject of or the target of any Sanctions and is not located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria and Crimea). Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of or business with any person, or in any country or territory, that at such time is the subject of Sanctions or in any other manner, in each case, that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as an underwriter, advisor, investor or otherwise), of Sanctions. Such Selling Shareholder is not knowingly engaged in, and for the past five years has not knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at such time is or was the subject or the target of Sanctions.

(xiii)    (i) The Registration Statement, when it became effective and at the time of the execution hereof, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) at no time during the period that begins on the date of any preliminary prospectus and ends immediately prior to the execution hereof did any preliminary prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the General Disclosure Package does not, and at the Applicable Time, at the Closing Time and at any

Date of Delivery, if any, the General Disclosure Package, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus, at the date it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, at the Closing Time and at any Date of Delivery, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(xiii) only apply to statements or omissions in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any road show or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, based upon information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use therein, it being agreed that the only such information furnished by or on behalf of such Selling Shareholder to the Company expressly for use therein are the legal name and address of, and the number of Securities beneficially owned and offered by, such Selling Shareholder, the other information with respect to such Selling Shareholder that appears under the caption “Selling Stockholders” in any preliminary prospectus, the General Disclosure Package and the Prospectus (collectively, the “Selling Shareholder Information”).

(xiv)    Such Selling Shareholder is not prompted to sell its Securities pursuant to this Agreement by any material non-public information concerning the Company or its subsidiaries that is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(xv)    The Securities represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder. The arrangements made by such Selling Shareholder for such custody under the Custody Agreement, and the appointment by such Selling Shareholder of the attorneys-in-fact pursuant to the Power of Attorney, are irrevocable. The obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or in the case of an trust or estate, by the death or incapacity of any trustee or executor or the termination of such trust or estate, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such trustee or executor should die or become incapacitated, or if any such trust or estate should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, prior to the delivery of the Securities to be sold by such Selling Shareholder hereunder, certificates representing the Securities to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of such Selling Shareholders in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the attorneys-in-fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the attorneys-in-fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(xvi)    Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101 or otherwise.

(c)    Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 shares of Class A Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800 Chicago, Illinois 60611 or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:00 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Selling Shareholders) (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representative to the Company and the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to the Selling Shareholders’ Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Baird, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.    Covenants of the Company and the Selling Shareholders. The Company and, solely with respect to paragraphs (k) and (l) of this Section 3, the Selling Shareholders, severally and not jointly, covenant with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will, until the distribution of the Securities is completed (and the Underwriters will advise the Company upon request as to the completion of the distribution of the Securities), notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as promptly as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus, and the Underwriters will advise the Company upon request as to the completion of the distribution of Securities. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus such that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall object, it being understood that such objection shall not be unreasonable; provided further that such ability to object will no longer be in effect after 120 days from the date hereof. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object (other than a document that the Company believes in good faith, based on advice of counsel, it is required by law to file).

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)    Use of Proceeds. The Company will not receive any of the proceeds from the sale of the Securities hereunder.

(h)    Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on the Nasdaq Global Select Market.

(i)    Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of Baird, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) the filing of any registration statement on Form S-8 with respect to any equity incentive plan or equity awards of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)    Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. Each of the Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)    Certification Regarding Beneficial Owners. Each Selling Shareholder will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

(m)    Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 30-day restricted period referred to in Section 3(i).

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and disbursements pursuant to clauses (v) and (viii) not to exceed $25,000 in the aggregate), (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the first sentence of Section 1(a)(iii).

(b)    Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their counsel and other advisors.

(c)    Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(p), Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Company and, on a several and not joint basis, each of the Selling Shareholders, shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses including the reasonable and documented fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated pursuant to Section 10, the Company and, on a several and not joint basis, each of the Selling Shareholders, shall only be required to reimburse the reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel to the Underwriters) of the Underwriters that have not failed to purchase the Securities that they agreed to purchase hereunder.

(d)    Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make or have made for the sharing, allocation or reimbursement of such costs and expenses.

SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the opinion and negative assurance letter, dated the Closing Time, of Haynes and Boone, LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters.

(c)    Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of Haynes and Boone, LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters.

(d)    Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)    Chief Financial Officer’s Certificate. The Underwriters shall have received, on the date hereof, the Closing Time and at each Date of Delivery, as applicable, a certificate, dated the date hereof the Closing Time and at each Date of Delivery, as applicable, of the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Underwriters.

(g)    Certificate of Selling Shareholders. At the Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from RSM US LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)    Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from RSM US LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)    [RESERVED]

(k)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)    Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(m)    [RESERVED].

(n)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase from the Selling Stockholders all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)    Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii)    Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery

(iv)    Opinion of Counsel for Company. If requested by the Representative, the opinion of Haynes and Boone, LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(v)    Opinion of Counsel for the Selling Shareholders. If requested by the Representative, the opinion of Haynes and Boone, LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi)    Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vii)    Bring-down Comfort Letter. If requested by the Representative, a letter from RSM US LLP, in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(p)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to in Section 6(a)(i) above solely to the extent the same is not paid under Section 6(a)(i) above; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii)    against any and all documented expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to in Section 6(a)(i) above solely to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after deducting underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)    Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not actually and materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel in accordance with this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)    Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)    Termination. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any Material Adverse Effect such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the

Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and each of the Selling Shareholders to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and each of the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Robert W. Baird & Co. Incorporated, attention Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (facsimile (414) 298-7474), with a copy to Legal Department (facsimile (414) 298-7800); and all notices to the Company shall be directed to it at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, attention of R. Alan Palmer; and notices to the Selling Shareholders shall be directed to them at SunTx Fulcrum Fund Prime, L.P. and SunTx Fulcrum Dutch Investors Prime, L.P., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240, attention of Barrett N. Bruce with a copy to Haynes and Boone, LLP, 2323 Victory Avenue, Suite 700, Dallas, Texas 75219, attention of Gregory R. Samuel.

SECTION 13.    No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each of the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for each of the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

CONSTRUCTION PARTNERS, INC.

By	/s/ R. Alan Palmer
	Name:	R. Alan Palmer
	Title:	Executive Vice President and Chief Financial Officer

Attorney-in-Fact for Selling Shareholders

By	/s/ Ned N. Fleming, III
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B hereto

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Justin Holsen
Name: Justin Holsen
Title: Managing Director

On behalf of themselves and the several Underwriters

[Signature page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $31.25.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $30.85, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities	Number of Option Securities
Robert W. Baird & Co. Incorporated	2,000,000	300,000

Total	2,000,000	300,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
SunTx Fulcrum Fund Prime, L.P.	1,294,960	194,244
SunTx Fulcrum Dutch Investors Prime, L.P.	705,040	105,756

Total	2,000,000	300,000

Sch B - 1

SCHEDULE C-1

Pricing Terms

1.    The Selling Shareholders are selling 2,000,000 shares of Class A Common Stock to the Underwriters.

2.    The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 shares of Class A Common Stock.

3.    The initial public offering price per share for the Securities shall be $31.25.

SCHEDULE C-2

Free Writing Prospectuses

None

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

1.	Ned N. Fleming, III
2.	Charles E. Owens
3.	Craig Jennings
4.	Mark R. Matteson
5.	Michael H. McKay
6.	Stefan L. Shaffer
7.	R. Alan Palmer
8.	Todd K. Andrews
9.	M. Brett Armstrong
10.	J. Ryan Brooks
11.	Robert P. Flowers
12.	John L. Harper
13.	F. Julius Smith, III
14.	John A. Walker
15.	Noreen E. Skelly
16.	Grace Ltd.
17.	SunTx Fulcrum Fund Prime, L.P.
18.	SunTx Fulcrum Dutch Investors Prime, L.P.

Sch D - 1

EXHIBIT A

Form of lock-up from directors, officers and Selling Stockholders pursuant to Section 5(l)

[●], 2021

Robert W. Baird & Co. Incorporated

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”), with Construction Partners, Inc., a Delaware corporation (the “Company”), and the selling stockholders named in Schedule B thereto (collectively, the “Selling Stockholders”), providing for the public offering (the “Offering”) of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), pursuant to an automatic shelf registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”) prior to the Offering that will be automatically effective upon such filing.

To induce Baird to continue its efforts in connection with the Offering, the undersigned hereby agrees that, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus relating to the Offering (the “Restricted Period”), the undersigned shall not, without the prior written consent of Baird, (1) directly or indirectly offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any shares of Class A Common Stock, any options or warrants to purchase Class A Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Class A Common Stock, whether now owned or hereafter acquired; (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Common Stock, whether any such transaction described in clause (1) or this clause (2) is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise; (3) file or approve the filing of any registration statement with the SEC relating to the offering of any Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock, or make any demand for or exercise any right with respect to the registration of any Class A Common Stock or the filing of any registration statement with respect thereto; or (4) publicly disclose or announce an intention to effect any transaction specified in clause (1), (2) or (3). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer by the undersigned of Class A Common Stock other than in compliance with this lock-up agreement (this “Agreement”).

The foregoing restrictions shall not apply to: (a) sales of Class A Common Stock in the Offering; (b) sales of Class A Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no public announcement or filing under Section 16(a) of the

Exchange Act shall be required or voluntarily made in connection therewith; (c) transfers of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (including, but not limited to, the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) as bona fide gifts; (d) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (including, but not limited to, Class B Common Stock) by will or estate or intestate succession to the undersigned’s immediate family, or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family; (e) transfers or distributions of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (including, but not limited to, Class B Common Stock) to limited partners, members, subsidiaries, stockholders or affiliates of, or investment funds or other entities controlled or managed by, the undersigned, to the extent the undersigned is a partnership, limited liability company or corporation; (f) the exercise of options to purchase Common Stock or the vesting, award, delivery or settlement of Common Stock and the receipt by the undersigned from the Company of Common Stock thereunder, in each case pursuant to the Company’s stock option or equity-based compensation plans or standalone agreements that are described in, or with respect to which a description is incorporated by reference into, the prospectus related to the Offering, and sales of such Common Stock in transactions exempt from Section 16(b) of the Exchange Act that are issued upon such exercise, vesting, delivery, award, settlement or receipt in order to pay or provide for any taxes due on such exercise, vesting, award, delivery, settlement or receipt or to pay the exercise price therefor, provided that the Common Stock received upon such exercise, vesting, award, delivery or settlement shall be subject to the restrictions set forth in this Agreement, and provided further that no public announcement or filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made during the Restricted Period; (g) if then permitted by the Company, the establishment of a trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act relating to sales by the undersigned of Class A Common Stock, provided that no Class A Common Stock may be sold pursuant to such trading plan during the Restricted Period, and provided further that no public announcement or filing under the Exchange Act regarding the establishment of such trading plan shall be required or voluntarily made by the undersigned or the Company during the Restricted Period; or (h) sales or transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Class A Common Stock and involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Class A Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Agreement. For purposes of clause (h) in the preceding sentence, “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result or which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the Company’s voting stock. In the case of clause (c), (d) or (e) above: (i) each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver an agreement substantially in the form of this Agreement for the balance of the Restricted Period; (ii) such transfer shall not involve a transfer for value; and (iii) no public announcement or filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the Restricted Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[Form of Lock-Up Agreement]

The undersigned acknowledges and agrees that Baird has not provided any recommendation or investment advice nor has Baird solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned understands that the Company, the Selling Stockholders and Baird are relying upon this Agreement in proceeding toward consummation of the Offering. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which remain subject to negotiation between the Company, the Selling Stockholders and Baird.

This Agreement shall terminate and be of no further force and effect if: (i) the Company or the Selling Stockholders notify Baird in writing that it does not intend to proceed with the Offering; (ii) Baird notifies the Company and the Selling Stockholders in writing that it does not intend to proceed with the Offering; (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Class A Common Stock to be sold thereunder; or (iv) the Offering is not completed on or before March 31, 2021.

This Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Form of Lock-Up Agreement]